EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 of FriendFinder Networks Inc.  (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anthony Previte, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.     The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.     The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

FriendFinder Networks Inc.

Date: August 14, 2013	By:	/s/ Anthony Previte
Name: Anthony Previte
Chief Executive Officer